                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               TITAN SPORTS INC.



     It is hereby certified that:

     1. (a) The present name of the corporation (hereinafter called the "corporation") is Titan Sports Inc.

         (b) The name under which the corporation was originally incorporated was WWF, Inc., and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware was July 28, 1987.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu thereof new Article FOURTH which is set forth in the Restated Certificate of Incorporation hereinafter provided for.

     3. The provisions of the certificate of incorporation of the corporation as heretofore amended, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Titan Sports Inc., without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and the provisions of the said single instrument hereinafter set forth.

     4. The amendments and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

     5. The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                     Restated Certificate of Incorporation

                                       of

                               Titan Sports Inc.

     The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST:  The name of the corporation is:


                               TITAN SPORTS INC.

     SECOND: The address of the corporation's registered office in the State of Delaware is 229 South Street, City of Dover, County of Kent, and the name of its registered agent at such address is Prentice Hall Corporate Services.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 12,500 shares of common stock, each having no par value.

     FIFTH:  The name and mailing address of the incorporator is as follows:

                             Luke I. O'Neill, Esq.
                                Whitman & Ransom
                              100 Field Point Road
                              Greenwich, CT  06830

     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

          (1) Election of directors need not be by written ballot unless the by-laws so provide.

          (2) The Board of Directors shall have power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the by-laws of the corporation.

          (3) Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement, and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     SEVENTH: Personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended from time to time.

     EIGHTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                                     - 3 -
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     IN WITNESS WHEREOF, I have signed this certificate this 22nd day of
December, 1988.


                                            /s/ Vincent M. McMahon
                                            --------------------------------
                                            Vincent M. McMahon - President



Attest:


/s/ Linda E. McMahon
-------------------------------
Linda E. McMahon - Secretary
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       CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                               TITAN SPORTS INC.

It is hereby certified that:

        1. The name of the corporation (hereinafter called the "corporation") is TITAN SPORTS INC.

        2. The restated certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

        "FIRST: The name of the corporation is World Wrestling Federation
         -----
Entertainment, Inc."

        3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 & 242 of the General Corporation Law of the State of Delaware.


Signed on July 29, 1999



                                        /s/ AUGUST J. LIGUORI
                                        ---------------------------------------
                                        August J. Liguori, Executive V.P. & CFO